Exhibit 10.29

SECOND AMENDMENT TO THE 2010 AMENDED AND RESTATED SERVICING

AGREEMENT

THIS Amendment (“Amendment”) to the AMENDED AND RESTATED SERVICING AGREEMENT (the “Agreement”), signed by the parties on the dates indicated by their signatures below but effective as of December 31, 2012 is by and between AUTO LENDERS LIQUIDATION CENTER, INC. (hereinafter referred to as “Auto Lenders”), a New Jersey corporation; and BOSTON SERVICE COMPANY, INC. doing business as HANN FINANCIAL SERVICE CORP. (hereinafter referred to as “Hann”), a New Jersey corporation; SUSQUEHANNA AUTO LEASE EXCHANGE, LLC, a Delaware limited liability company (“SALE”); and SALE NYC, LLC, a Delaware limited liability company (“SALE NYC”) (collectively referred to as the “Guaranteed Parties”).

BACKGROUND

Auto Lenders and the Guaranteed Parties wish to amend the Amended and Restated Servicing Agreement as previously amended, by making the following additions and modifications and ratifying all other provisions, including the memorandum previously incorporated into the Agreement, except as expressly modified hereby:

4. Delivery and Reconditioning of Vehicles. Each Guaranteed Party will deliver each related Vehicle which is subject to the Guaranty to an Auto Lenders designated place of business at such Guaranteed Party’s sole cost and expense. In providing the Service, Auto Lenders will determine the reasonable costs (which shall be equivalent to market conditions) necessary to recondition such Vehicle for sale or lease and shall promptly advise such Guaranteed Party of such costs. Such costs shall be reimbursed to Auto Lenders by the applicable Guaranteed Party on a monthly basis (the “Reconditioning Cost”) within thirty (30) days of receipt of an invoice for such costs from Auto Lenders. The Reconditioning Cost will be limited to and no more than the following: (a) from January 1, 2013 to December 31, 2013, $300,000 per month; (b) from January 1, 2014 to December 31, 2014, $450,000 per month; and (c) from January 1, 2015 to December 31, 2015, $640,000 per month. The provisions of this Paragraph 4 shall not apply to repossessed Vehicles. The provisions of this paragraph shall survive termination of this Agreement.

9.	Consideration: Guaranty Fees

D. Hann on behalf of itself and the other Guaranteed Parties shall pay to Auto Lenders a guaranty payment (the “Guaranty Payment”) for calendar year 2013 of $250,000 per month, for calendar years 2014 of $250,000 per month and for 2015 shall be $275,000 per month. At the end of each calendar year, the Guaranty Payments shall be allocated to the Guaranteed Parties on a pro rata basis and, if applicable, the relevant Guaranteed Party shall reimburse Hann in an amount equal to (A) the Guaranteed Party’s percentage of such Vehicles newly acquired by the Origination Trust in such year multiplied by (B) the Guaranty Payment. The Guaranty Payments for any extended term or terms shall be as determined by the Guaranteed Parties and Auto Lenders pursuant to Paragraph 12.

10.	Residual Value Performance Participation Program. In consideration of extending the term of the Agreement as provided in Paragraph 12, Auto Lenders will pay to

Hann a one-time payment of $500,000 under a residual value performance participation program plan (the “Residual Value Performance Participation Program”). It is further understood that under the Residual Value Performance Participation Program Auto Lenders will participate with Hann in calendar years 2011, 2012, 2013, 2014 and 2015 that will equate to a payment of ten (10) percent of the positive net residual value experience (such amount to include those fees described in Paragraph 9 Sections A, D, and E) for the 12-month period beginning January 1, 2013, through December 31, 2013. The preceding formula and timetable of January 1 through December 31 will be used for the remainder of the five year term of this Agreement. Any payment made to Hann by Auto Lenders under the Residual Value Performance Participation Program will be allocated to the applicable Guaranteed Party based on such Guaranteed Party’s respective share of the residual value of such Guaranteed Party’s leases.

22.	Advertising Cost Reimbursement. A monthly Advertising Cost Reimbursement shall be payable by Hann to Auto Lenders in the amount of $100,000.00. Payment shall be monthly and shall be payable at the time such other amounts are due.

23.	Other Services. Hann may request from Auto Lenders from time to time such other services with regard to the servicing or reconditioning of vehicles as may be determined by Hann to be advisable and Auto Lenders , if willing to perform such services will provide per service pricing at such rates as it then uses for any similar customer. This is not an exclusive provision and either party may elect to not participate in supplemental services at any time.

IN WITNESS WHEREOF, Hann, SALE, SALE NYC and Auto Lenders have caused this Agreement to be executed by their duly authorized corporate officers the day and year written beneath their signatures below; each intending that this Agreement shall become effective on the date first written above.

AUTO LENDERS LIQUIDATION CENTER, INC.

Attest:	/s/ Brad Wimmer	By:	/s/ Michael Wimmer
[Assistant Secretary]		Title:	President & CEO

		Dated:	1/9/2013

BOSTON SERVICE COMPANY, INC. d/b/a HANN FINANCIAL SERVICE, CORP.

Attest:	/s/ Andrea E. Miller	By:	/s/ Joseph R. Lizza
[Assistant Secretary]		Title:	President

		Dated:	1/10/2013

SUSQUEHANNA AUTO LEASE EXCHANGE, LLC

Attest:	/s/ Laura E. Fields	By:	/s/ Joseph R. Lizza
[Assistant Secretary]		Title:	President

Dated: 1/10/2013

SALE NYC, LLC

Attest:	/s/ Laura E. Fields	By:	/s/ Joseph R. Lizza
[Assistant Secretary]		Title:	President
		Dated:	1/10/2013